FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-193376-23

September 24, 2015

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing prospectus.cpdg@db.com.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

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Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which these materials are attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

SUPPLEMENT NO. 1 TO FREE WRITING PROSPECTUS, DATED SEPTEMBER 24, 2015

$999,533,000 (Approximate)

COMM 2015-CCRE26 Mortgage Trust
as Issuing Entity

Deutsche Mortgage & Asset Receiving Corporation

as Depositor

German American Capital Corporation
Cantor Commercial Real Estate Lending, L.P.
Jefferies LoanCore LLC
as Sponsors and Mortgage Loan Sellers

COMM 2015-CCRE26 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

This Supplement No. 1 to Free Writing Prospectus, dated September 24, 2015, relates to the offering of COMM 2015-CCRE26 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class C and Class D (collectively, the “Offered Certificates”) and clarifies, updates or adds the following information as it relates to (i) the free writing prospectus, dated September 15, 2015 and filed with the Securities and Exchange Commission under accession number 0001539497-15-001471 (the “Free Writing Prospectus”; capitalized terms not defined herein are used as defined in the Free Writing Prospectus) and (ii) the free writing prospectus designated as the “Structural and Collateral Term Sheet”, dated September 15, 2015 and filed with the Securities and Exchange Commission under accession number 0001539497-15-001468 (the “Term Sheet”):

1.           All references to the “Closing Date” are changed from “on or about October 20, 2015” to “on or about October 8, 2015”.

2.           All references to “Weighted Average Life (Yrs.)” for each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates are changed from “2.68”, “4.74”, “7.30”, “9.63”, “9.80”, “9.86”, “9.89”, “9.89”, “9.89”, “9.89”, “9.89”, “9.89” and “9.89”, respectively, to “2.72”, “4.77”, “7.33”, “9.66”, “9.83”, “9.89”, “9.92”, “9.92”, “9.92”, “9.92”, “9.92”, “9.92” and “9.92”, respectively.

3.           In Annex D to the Free Writing Prospectus, the Decrement Tables for each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates is deleted in its entirety and replaced with the following:

“Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2016	86%	86%	86%	86%	86%
October 2017	70%	70%	70%	70%	70%
October 2018	46%	46%	46%	46%	46%
October 2019	18%	18%	18%	18%	18%
October 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.72	2.71	2.71	2.71	2.70

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.77	4.77	4.76	4.75	4.61

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	97%	97%	97%	97%	97%
October 2021	78%	78%	78%	78%	78%
October 2022	57%	57%	57%	57%	57%
October 2023	35%	35%	35%	35%	35%
October 2024	12%	12%	12%	12%	12%
October 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.33	7.33	7.33	7.33	7.33

2

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.66	9.62	9.57	9.52	9.36

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.83	9.82	9.80	9.76	9.51

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.84	9.84	9.84	9.59

3

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.88	9.84	9.59

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.90	9.64

Percentages of the Initial Certificate Balance
of the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

4.           The Collateral Asset Summary with respect to the Prudential Plaza mortgage loan under “Annex B—Description of the Top 20 Mortgage Loans—Prudential Plaza” in the Free Writing Prospectus and in the Term Sheet is replaced by Annex A to this free writing prospectus.

5.           With respect to the Prudential Plaza mortgage loan (i) all references to “U/W NCF DSCR” or “Loan Combination U/W NCF DSCR” for such mortgage loan are changed from “1.29x” to “1.30x”, (ii) the net rentable area is changed from 2,288,098 Sq. Ft. to 2,267,870 Sq. Ft, and (iii) the underwritten net cash flow is changed from $32,982,074 to $33,107,126.

4

Except as modified above, the Free Writing Prospectus remains unmodified.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates, supersedes any conflicting information contained in the Free Writing Prospectus, the Term Sheet and any other prior similar materials relating to the Offered Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Offered Certificates until the underwriters have accepted your offer to purchase Offered Certificates; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

5

ANNEX A

COLLATERAL ASSET SUMMARY – LOAN NO. 1

Annex A

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.30x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-1

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.30x 8.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Michael Silberberg; Mark Karasick
Borrower:	SL PRU LLC
Original Balance:	$115,000,000
Cut-off Date Balance:	$115,000,000
% by Initial UPB:	10.5%
Interest Rate:	4.6100%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for first 48 months; 360 months thereafter
Additional Debt(1)(2):	$300,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(3):	L(26), D(88), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$1,134,682	$1,134,682
Insurance:	$248,278	$82,759
Replacement:	$2,525,657	$47,671
Existing TI/LC:	$21,489,422	$0
Future Leasing:	$35,000,000	Springing
Rent Abatement:	$12,911,435	NAP

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$183
Balloon Balance / Sq. Ft.:	$164
Cut-off Date LTV:	64.6%
Balloon LTV:	58.0%
Underwritten NOI DSCR(6):	1.31x
Underwritten NCF DSCR(6):	1.30x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	9.0%
Underwritten NCF Debt Yield at Balloon:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1955 / 1990, 2014-2015
Total Sq. Ft.:	2,267,870
Property Management(7):	SL PRU Property Manager LLC
Underwritten NOI(8):	$33,489,497
Underwritten NCF:	$33,107,126
“As-is” Appraised Value:	$642,000,000
“As-is” Appraisal Date:	June 24, 2015
“As Stabilized” Value(9):	$787,500,000
“As Stabilized” Date(9):	July 1, 2017

Historical NOI(10)
Most Recent NOI:	$20,088,902 (T-12 August 31, 2015)
2014 NOI:	$21,430,754 (December 31, 2014)
2013 NOI:	$22,042,511 (December 31, 2013)
2012 NOI:	NAV
2011 NOI:	NAV
2010 NOI:	NAV

Historical Occupancy(10)
Most Recent Occupancy(11):	71.5% (September 1, 2015)
2014 Occupancy:	60.3% (December 31, 2014)
2013 Occupancy:	69.6% (December 31, 2013)
2012 Occupancy:	NAV
2011 Occupancy:	NAV
2010 Occupancy:	NAV
(1)	The Prudential Plaza Loan Combination is evidenced by four pari passu notes in the aggregate original principal amount of $415.0 million. The controlling Note A--1, with an original principal balance of $115.0 million, will be included in the COMM 2015-CCRE26 mortgage trust. The non-controlling Note A-2, the non-controlling Note A-3 and the non-controlling Note A-4 with an aggregate original principal balance of $300.0 million, are pari passu companion loans and will not be included in the trust and are expected to be held by GACC or an affiliate. For additional information on the pari passu companion loans, see “The Loan” herein.
(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of September 6, 2015. Defeasance of the full $415.0 million Prudential Plaza Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) July 30, 2018. The assumed lockout period of 26 payments is based on the expected COMM 2015-CCRE26 securitization closing date in October 2015. The actual lockout period may be longer.
(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Prudential Plaza Loan Combination.
(6)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.73x and 1.71x, respectively.
(7)	The Prudential Plaza Property is sub-managed by Jones Lang LaSalle Americas (Illinois), LP.
(8)	The increase in Underwritten NOI is due to $5.8 million in recent leasing at the property since June 2015, approximately $1.5 million in step rents taken through September 2016, a management fee cap of $1.0 million (vs. the Most Recent management fee of $1.4 million), as well as the fact that Most Recent NOI is net of free rent given to leases signed over the past 12 months. Excluding concessions, the Most Recent NOI is approximately $22.9 million.
(9)	The As Stabilized Appraised Value assumes the Prudential Plaza Property has achieved an occupancy of 88.0%. Based on the As Stabilized Appraised Value, the Prudential Plaza Property has an As-Stabilized LTV of 52.7%.
(10)	The Prudential Plaza Property was acquired by the sponsor in 2013, therefore Historical NOI and Historical Occupancy prior to 2013 is unavailable.
(11)	Most Recent Occupancy includes 5.6% of tenants by net rentable area that have signed leases but have yet to take occupancy at the Prudential Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-2

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.30x 8.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
McGraw Hill Financial, Inc.(2)(3)	NR/NR/BBB+	153,065	6.7%	$30.18	12.5%	11/30/2016
CBS Radio Holdings Corp. of Orlando(4)	BBB/Baa2/BBB	72,284	3.2%	$20.11	3.9%	4/30/2018
Leydig, Voit & Mayer, Ltd.(5)	NR/NR/NR	66,783	2.9%	$24.87	4.5%	9/30/2025
Cision US, Inc.(6)	NR/NR/NR	49,703	2.2%	$18.28	2.5%	1/31/2023
Optiver US LLC(7)	NR/NR/NR	48,359	2.1%	$20.16	2.6%	4/30/2023
Total Major Tenants		390,194	17.2%	$24.65	26.1%
High Office		346,376	15.3%	$23.73	22.3%
Mid Office		451,753	19.9%	$20.87	25.6%
Low Office		351,063	15.5%	$18.83	17.9%
Retail		58,337	2.6%	$31.02	4.9%
Storage		20,720	0.9%	$21.92	1.2%
Antenna		2,843	0.1%	$245.74	1.9%
Total Occupied Collateral(8)		1,621,286	71.5%	$22.72	100.0%
Vacant		646,584	28.5%
Total		2,267,870	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	McGraw Hill Financial, Inc. is currently subleasing their space to two separate tenants, McDermott, Will & Emory and University of Chicago. For additional information on the terms of the subleases see “Major Tenants” herein.
(3)	McGraw Hill Financial, Inc. has one five-year renewal option, however, it is anticipated that McGraw Hill will not renew its lease as to all or most of its space.
(4)	CBS Radio Holdings Corp. of Orlando has two five-year renewal options each upon written notice no later than 12 months prior to the lease expiration date of April 30, 2018. The tenant has no termination options.
(5)	Leydig, Voit & Mayer, Ltd. has two renewal options each upon written notice no later than 18 months prior to the lease expiration date of September 30, 2025. The tenant holds the right to extend the term for either a five year or ten year term upon renewal. The tenant has no termination options.
(6)	Cision US, Inc. has two renewal options each upon written notice no later than 14 months prior to the lease expiration date of January 31, 2023. The tenant may terminate its lease on June 30, 2020 upon written notice no later than 12 months prior to June 30, 2020 and payment of the sum of (i) $1,483,920 and (ii) the unamortized lease concessions and leasing commissions associated with the Cision US, Inc. lease.
(7)	Optiver US LLC has two five-year renewal options upon written notice no later than 12 months prior to the lease expiration of April 30, 2023. The tenant has no termination options. Additionally, Optiver US LLC has signed a lease to occupy 23,199 sq. ft. of McGraw Hill Financial, Inc.’s space when McGraw Hill’s lease expires on November 30, 2016.
(8)	Includes 5.6% of tenants by net rentable area that have signed leases but have yet to take occupancy at the Prudential Plaza Property.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	4	14,346	0.6%	14,346	0.6%	$25.80	1.0%	1.0%
2016	34	211,781	9.3%	226,127	10.0%	$28.86	16.6%	17.6%
2017	24	115,434	5.1%	341,561	15.1%	$20.90	6.5%	24.1%
2018	55	243,240	10.7%	584,801	25.8%	$21.13	14.0%	38.1%
2019	14	71,763	3.2%	656,564	29.0%	$23.22	4.5%	42.6%
2020	17	53,894	2.4%	710,458	31.3%	$24.30	3.6%	46.2%
2021	16	79,617	3.5%	790,075	34.8%	$20.71	4.5%	50.7%
2022	17	80,640	3.6%	870,715	38.4%	$21.78	4.8%	55.4%
2023	27	205,397	9.1%	1,076,112	47.5%	$20.32	11.3%	66.8%
2024	10	45,529	2.0%	1,121,641	49.5%	$22.64	2.8%	69.5%
2025	26	214,015	9.4%	1,335,656	58.9%	$24.25	14.1%	83.6%
Thereafter	35	285,630	12.6%	1,621,286	71.5%	$21.10	16.4%	100.0%
Vacant	NAP	646,584	28.5%	2,267,870	100.0%	NAP	NAP
Total / Wtd. Avg.	279	2,267,870	100.0%			$22.72	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-3

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.30x 8.1%

The Loan. The Prudential Plaza loan (the “Prudential Plaza Loan”) is a $115.0 million fixed rate loan secured by the borrower’s fee simple interest in two Class A office towers totaling 2,267,870 sq. ft. located at 130 East Randolph Street and 180 North Stetson Avenue in Chicago, Illinois (the “Prudential Plaza Property”). The Prudential Plaza Loan is evidenced by the controlling Note A-1, with original principal balance of $115.0 million, which will be included in the COMM 2015-CCRE26 Mortgage Trust. The non-controlling Note A-2, the non-controlling Note A-3 and the non-controlling Note A-4 are pari passu companion loans (together with the Prudential Plaza Loan, the “Prudential Plaza Loan Combination”), with an aggregate original principal balance of $300.0 million, and are expected to be held by GACC or an affiliate.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$115,000,000	$115,000,000	COMM 2015-CCRE26	Yes
Note A-2	$100,000,000	$100,000,000	GACC	No
Note A-3	$100,000,000	$100,000,000	GACC	No
Note A-4	$100,000,000	$100,000,000	GACC	No
Total	$415,000,000	$415,000,000

The Prudential Plaza Loan Combination has a 10-year term and amortizes on a 30-year schedule after an initial 48-month interest only period. The Prudential Plaza Loan Combination accrues interest at a fixed rate equal to 4.6100%. Loan proceeds were used to pay off existing debt of approximately $327.8 million, fund upfront reserves of approximately $73.3 million, pay closing costs of approximately $3.0 million and provide approximately $10.8 million in working capital to the borrower. The borrower covenanted to use such working capital amount (which was deposited into a borrower account) to pay operating or capital expenses related to the property. Such amount is not being held by, and is not subject to disbursement conditions of the lender. Based on the “As-is” appraised value of $642.0 million as of June 24, 2015, the cut-off date LTV ratio is 64.6%. Based on the “As Stabilized” value of $787.5 million as of July 1, 2017, the cut-off date LTV ratio is 52.7%. The most recent prior financing of the Prudential Plaza Property was included in the JPMCC 2006-LDP7 and the JPMCC 2006-CB16 securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$415,000,000	100.0%	Loan Payoff	$327,845,504	79.0%
			Reserves	$73,309,474	17.7%
			Closing Costs	$3,025,042	0.7%
			Working Capital	$10,819,980	2.6%
Total Sources	$415,000,000	100.0%	Total Uses	$415,000,000	100.0%

The Borrower / Sponsor. The borrower, SL PRU LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors are Michael Silberberg and Mark Karasick, on a joint and several basis.

Michael Silberberg is a principal of Berkley Properties, LLC, a privately owned real estate holding company that acquires, renovates and manages hotels, offices, retail and multifamily properties in the Northeast. Additionally, directly or through affiliated companies, Berkley Properties has holdings in New York, New Jersey, Chicago, Alabama, Tennessee and Texas. Berkley Properties, LLC is headquartered in New York City.

Mark Karasick is a principal of the 601W Companies (“601W”). 601W manages private real estate acquisition, ownership, development and management portfolios. Since its founding more than 15 years ago, 601W has acquired a number of commercial properties throughout the country, totaling 24 million sq. ft. with a collective value in excess of $5.0 billion. At 601W, Mark Karasick leads the acquisition, development and management of the 601W real estate portfolio.

Michael Silberberg and Mark Karasick have worked on numerous transactions in the Chicago central business district. In 2010, Berkley Properties LLC purchased, and later sold, 180 North La Salle Street in the East Loop submarket and 601W is currently holding 550 West Jackson Avenue, an approximately 400,000 sq. ft. office property in the West Loop submarket. The sponsors are also currently under contract to purchase the Aon Center, an office building located adjacent to the Prudential Plaza Property.

The Prudential Plaza Property was acquired by the prior sponsor of the property in 2006 for $525 million ($231 PSF) with $470.0 million of total debt, which included a $410.0 million first mortgage (split equally between the JPMCC 2006-LDP7 and JPMCC 2006-CB16 securitizations) and a $60.0 million original principal balance mezzanine loan provided by an affiliate of Northstar. In 2012, the first

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-4

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.30x 8.1%

mortgage loan was transferred into special servicing. The property faced two impending lease expirations with two major tenants totaling approximately 19% of the total NRA, which ultimately vacated the property.

The current guarantors of the property reached an agreement with the prior sponsor for an equity recapitalization. The guarantors then reached an agreement with the special servicer of the prior loan, and in June 2013 the special servicer agreed to bifurcate the $410 million first mortgage into a $336 million A-note and a $74 million B-note (hope note). As part of the loan modification, the guarantors took control of the borrower and mortgaged property and contributed $76.5 million of new equity into the property (while the prior sponsor retained a minority interest). As part of such agreement, the N-Star CDO VIII securitization, as the holder of the $60 million original principal balance mezzanine loan, agreed to modify its mezzanine loan to require payments to be made only from excess cash flow remaining following the payment of amounts then due under the mortgage loan, and a Northstar affiliate agreed to contribute $8.5 million of new equity into the property. The guarantors and the mezzanine lender then allocated amounts payable under the modified mezzanine loan to the contributors of the new equity.

As part of the origination of the Prudential Plaza Loan Combination, (i) the hope note under the prior mortgage loan was cancelled without repayment and (ii) the mezzanine lender entered into a standstill agreement with GACC pursuant to which it agreed to terminate the existing mezzanine loan pledge. Additionally, the standstill agreement provides that no exercise of remedies may be undertaken under such loan until the Prudential Plaza Loan Combination is fully satisfied, and agreed that during any event of default or Trigger Period (defined below) no payments shall be made on such loan.

The Property. The Prudential Plaza Property consists of two Class A office towers, One Prudential Plaza and Two Prudential Plaza, totaling 2,267,870 sq. ft. located in Chicago, Illinois. One Prudential Plaza is a 41-story, 1,252,791 sq. ft. building that was built in 1955 and renovated in 1990 and from 2014-2015. Two Prudential Plaza is a 64-story, 1,015,079 sq. ft. building that was completed in 1990. The two towers are connected by a public mezzanine level that contains approximately 60,000 sq. ft. of restaurant and retail space. The Prudential Plaza Property has a diverse tenant base of over 120 tenants including law firms, financial services, technology, media and marketing companies. No tenant accounts for greater than 6.7% of NRA. The Prudential Plaza Property also features a five-level, 608 space underground parking facility that is run by AMPCO Parking, a third party operator, an underground connection to the Randolph Street commuter rail station, a landscaped one acre plaza and a tenant amenity space on the 11th floor. The tenant amenity space features a 10,000 sq. ft. gym, a tenant lounge and an outdoor rooftop space that includes a bar and an outdoor fireplace and offers unobstructed views of Millennium Park.

In 2014, the sponsor invested over $30.0 million in capital expenditures and an additional approximately $26.6 million in tenant improvements for building renovations and upgrades to tenant spaces. Major projects included an elevator modernization and cab renovation, window replacements in vacant spaces, a convector replacement, the creation of the tenant amenity space on the 11th floor, exterior lighting renovations and a complete renovation of the lobby. The investments to upgrade the Prudential Plaza Property have resulted in positive leasing velocity in 2015 with 273,153 sq. ft. of leases signed since January 2015. The chart below summarizes recent leasing activity at the prudential plaza property since October 2014.

Recent Leasing(1)
Date of Lease Execution	Count	Sq. Ft.	Gross Rent	Gross Rent PSF
Oct-14	2	24,267	$828,078.05	$34.12
Nov-14	1	2,489	$78,766.50	$31.65
Dec-14	3	28,471	$931,610.18	$32.72
Jan-15	3	41,584	$1,131,699.20	$27.21
Feb-15	1	239	$6,029.97	$25.23
Mar-15	4	54,093	$1,938,020.38	$35.83
Apr-15	2	2,026	$75,926.04	$37.48
May-15	3	17,312	$583,241.67	$33.69
Jun-15	4	43,685	$1,676,617.37	$38.38
Jul-15	9	114,214	$4,147,726.85	$36.32
Total/Wtd. Avg.	32	328,380	$11,397,716.20	$34.71
(1)	Source: Borrower.

The Prudential Plaza Property is situated immediately north of Millennium Park and one block east of Michigan Avenue, a major north-south roadway in Chicago. The Prudential Plaza Property is accessible via Interstate 90 from the West, Lake Shore Drive from the South and Wacker Drive. The Prudential Plaza Property also has pedestrian access via underground pedestrian corridors that provide direct access to neighboring hotels, department stores, office buildings and cultural attractions throughout the city of Chicago.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-5

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.30x 8.1%

Environmental Matters. The Phase I environmental report, dated June 30, 2015, recommended no further action at the Prudential Plaza Property other than to implement an operations and maintenance plan for asbestos, which is currently in place.

Major Tenants.

McGraw Hill Financial, Inc. (“McGraw Hill”) (153,065 sq. ft., 6.7% of NRA, 12.5% U/W Base Rent, rated BBB+ by S&P). McGraw Hill is a technology company specializing in financial information and analytics. McGraw Hill is headquartered at 1221 Avenue of the Americas, New York, NY, and is the parent company of Standard & Poor’s Rating Services, S&P Capital IQ, Platts, J.D. Power and Associates, and is the majority owner of the S&P Dow Jones Indices joint venture. The firm had total assets of $6.8 billion as of December 31, 2014.

McGraw Hill has been a tenant in the building since 2000 and currently leases 153,065 sq. ft. on five floors. McGraw Hill is currently subleasing a portion of its space to two tenants, McDermott, Will & Emory and University of Chicago. The University of Chicago is currently subleasing 22,647 sq. ft. with an expiration date of November 30, 2016. McDermott, Will & Emory is currently subleasing 49,998 sq. ft. with an expiration date of November 30, 2016. Additionally, one floor of McGraw Hill’s space has been leased to Optiver US LLC, which is expected to take possession of the 14th Floor (25,450 sq. ft.) upon McGraw Hill’s lease maturity. McGraw Hill has one, five year renewal option, however, it is anticipated that McGraw Hill will not renew its lease as to all or most of its space. The borrower is in negotiations with three prospective tenants (including the two subtenants) to take over McGraw Hill’s space upon the expiration of its lease. It should be noted that McGraw Hill has no termination options.

CBS Radio Holdings Corp. of Orlando (“CBS Radio”) (72,284 sq. ft., 3.2% of NRA, 3.9% U/W Base Rent, rated BBB/Baa2/BBB by Fitch/Moody’s/S&P). CBS Radio is one of the largest major-market broadcast media operators in the United States and the leader in news and sports radio. CBS Radio reaches more than 72 million consumers nationwide each week and, as part of the CBS Corporation, owns and operates 117 radio stations in 26 markets (including the top 10 as ranked by Nielsen Audio), in addition to many other assets. CBS Corporation, the parent company, was founded in 1971, and specializes in commercial broadcasting, publishing, and television production in the United States. Viacom, Inc. was the predecessor of CBS until it went public in 2006.

CBS Radio has been a tenant in the building since 1994 and currently occupies 72,284 sq. ft. on six floors. CBS Radio’s current lease expires on April 30, 2018 and the tenant has two five-year extension options upon written notice no later than 12 months prior to the lease expiration date. CBS Radio has no termination options. There is currently a Letter of Intent (“LOI”) out for an early renewal of CBS Radio’s space on floors 9-11, totaling approximately 67,670 sq. ft. Under the terms of the LOI CBS Radio would give back one floor at the property in exchange for extending its lease at a higher rent of $22.50 PSF for an additional 10 years, through 2028. The lender underwrote to CBS’s current in place rent as the LOI has not yet been executed.

Leydig, Voit & Mayer, Ltd. (66,783 sq. ft., 2.9% of NRA, 4.5% of U/W Base Rent). Leydig, Voit & Mayer, Ltd. is an intellectual property law firm based in Chicago, IL. Leydig, Voit & Mayer, Ltd. has appeared in Fortune magazine as one of “The Go-To Law Firms of the World’s Leading Companies”. It serves clients in a wide range of industries including: pharmaceuticals, chemical engineering, software, computer, electronics, manufacturing, biotechnology, medical devices, financial services, and consumer products. The firm has offices in the U.S. and Germany and has over 70 attorneys and technical advisors, along with 100 staff professionals including patent agents, law clerks, paralegals, and administrative personnel.

Leydig, Voit, & Mayer, Ltd. has two extension options remaining. For each extension option, the tenant has the option to choose either a five year or ten year term upon written notice no later than 18 months prior to the lease expiration date. The tenant has no termination options.

The Market. The Prudential Plaza Property is located in the city of Chicago, Illinois, one block east of North Michigan Avenue in the East Loop office submarket. Located adjacent to Millennium Park, the Prudential Plaza Property is within walking distance of the best of Chicago’s dining, shopping and cultural attractions. Notable nearby attractions include The Harold Washington Library, the world’s largest public library, popular downtown theatres, Lyric Opera Goodman Theatre and Adler & Sullivan’s Auditorium Theatre and the Magnificent Mile, one of the world’s premier shopping districts. Several hotels are also in walking distance, including the Palmer House, which is a block from the Prudential Plaza Property, a Hilton, Hyatt Regency, Sheraton, the Renaissance, Hotel Blake and the W Hotel, among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-6

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.30x 8.1%

The East Loop office submarket contains 83 buildings totalling approximately 27.7 million sq. ft., including 16 Class A buildings totalling 16.5 million sq. ft. The average quoted rent in the East Loop Class A submarket was $32.57 as of Q2 2015 and the vacancy was 15.8% in the same period. The East Loop Class A submarket also experienced positive net absorption of 72,750 sq. ft. as of Q2 2015. Additionally, there is no new office construction underway or planned in the East Loop submarket. Current activity in the East Loop office sector is continued repositioning of the existing inventory. In July 2015, Kraft Heinz announced that it’s moving its corporate headquarters from Northfield, Illinois to the East Loop submarket of Chicago. Kraft Heinz will take over approximately 170,000 sq. ft. across five floors in the Aon Center, located next door to the Prudential Plaza Property.

The appraiser identified a set of six comparable properties in the downtown Chicago area that it considered directly competitive with the Prudential Plaza Property. The buildings range from 593,581 to 2,577,318 sq. ft. with an occupancy range of 61.0% to 95.0%. Leases signed at the competitive properties range from $15.50 to $28.53 PSF. The chart below summarizes the appraiser’s competitive set.

Competitive Set(1)
Property Name	Year Built	Net Rentable Area (sq. ft.)	Occupancy	Recent Leasing (PSF)
Prudential Plaza Property	1955	2,267,870(2)	71.5%(2)	$22.72(3)
Chicago Title and Trust Center I	1992	1,068,877	95.0%	$19.00 - $24.00
101 North Wacker	1980	593,581	92.0%	$19.00 - $28.53
Aon Center	1972	2,577,318	83.0%	$18.25 - $22.69
One Illinois Center Building	1970	1,048,495	78.0%	$15.50 - $17.00
Two Illinois Center 2000	1972	980,362	68.0%	$17.00 - $21.00
Three Illinois Center	1979	859,187	61.0%	$17.00 - $18.50
Total/Wtd. Avg.		1,187,970	80.1%
(1)	Source: Appraisal
(2)	Source: Underwritten Rent Roll dated September 1, 2015.
(3)	Represents Avg. U/W Base Rent PSF for the Prudential Plaza Property.

Using both the above market comparables and recent leasing in the nearby office market, the appraiser identified a market rent of $27.00 PSF for high-rise office space, $24.00 PSF for mid-rise office space, $22.00 PSF for low-rise office space, $35.00 PSF for interior retail space, $60.00 PSF for street-front retail space and $10.00 PSF for storage space.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2013	2014	T-12 8/31/2015	U/W	U/W PSF
Base Rent	$28,764,554	$28,473,086	$28,974,169	$36,838,795	$16.24
Rent Steps(2)	0	0	0	1,537,553	0.68
Value of Vacant Space	0	0	0	22,850,410	10.08
Gross Potential Rent	$28,764,554	$28,473,086	$28,974,169	$61,226,758	$27.00
Total Recoveries	20,442,385	18,888,044	18,569,816	22,937,818	10.11
Total Other Income	3,318,520	2,915,164	3,089,669	3,089,669	1.36
Less: Vacancy(3)	0	0	0	(22,850,410)	(10.08)
Effective Gross Income	$52,525,460	$50,276,294	$50,633,653	$64,403,835	$28.40
Total Operating Expenses	30,482,948	28,845,540	30,544,751	30,914,338	13.63
Net Operating Income	$22,042,511	$21,430,754	$20,088,902	$33,489,497	$14.77
TI/LC	0	0	0	3,310,318	1.46
Capital Expenditures	0	0	0	572,052	0.25
Initial Reserve Credit	0	0	0	(3,500,000)	(1.54)
Net Cash Flow	$22,042,511	$21,430,754	$20,088,902	$33,107,126	$14.60
Average Annual Rent PSF(4)	$17.78	$19.46

(1)	The Prudential Plaza Property was acquired by the sponsor in 2013, therefore historical operating information prior to 2013 is unavailable.
(2)	Rent Steps are taken through September 2016.
(3)	Vacancy was underwritten at the in-place vacancy of 26.2% compared to the submarket vacancy rate of 15.8%.
(4)	Historical Average Annual Rent PSF is based on historical operating statements and occupancy rates provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-7

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.30x 8.1%

Property Management. The Prudential Plaza Property is managed by SL PRU Property Manager LLC, a borrower affiliate. The Prudential Plaza Property is sub-managed by Jones Lang LaSalle. Jones Lang LaSalle is a financial and professional services firm that specializes in commercial real estate services and investment management.

Lockbox / Cash Management. The Prudential Plaza Loan Combination is structured with a hard lockbox and in place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. All funds in the clearing account will be transferred on a daily basis into a deposit account controlled by the lender and disbursed in accordance with the Prudential Plaza Loan documents. Provided no Trigger Period (as defined herein) is continuing, excess cash in the deposit account will be disbursed to borrower, or if a new mezzanine lender exists, to mezzanine lender, in accordance with the Prudential Plaza Loan documents.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the loan documents, (ii) the DSCR being less than 1.15x as of any calendar quarter or (iii) the occurrence of a new mezzanine loan default, and will end if (a) with respect to clause (i) the event of default has been cured (b) with respect to clause (ii) the DSCR is at least 1.20x for two consecutive calendar quarters and (c) with respect to clause (iii) the receipt by lender of a new mezzanine loan default revocation notice.

Initial Reserves. At closing, the borrower deposited (i) $1,134,682 into a tax reserve, (ii) $248,278 into an insurance reserve, (iii) $2,525,657 into a replacement reserve, (iv) $21,489,422 into a TI/LC reserve for existing TI/LC obligations due to certain tenants, (v) $35,000,000 into a future leasing reserve and (vi) $12,911,435 into a rent abatement reserve.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit (i) $1,134,682 into a tax reserve, (ii) $82,759 into an insurance reserve and (iii) $47,671 into a replacement reserve. In addition, if the future leasing reserve drops below $5,000,000, the borrower is required to deposit $238,344 monthly for so long as the future leasing reserve is less than $10,000,000.

Current Mezzanine or Subordinate Indebtedness. As discussed in “The Borrower / Sponsor” herein, there is an existing loan between Wells Fargo Bank, National Association, as Trustee for the Beneficial Owners of N-Star CDO VIII Grantor Trust and BFPRU II, LLC, which was initially structured as a mezzanine loan. This has been fully subordinated pursuant to a standstill, intercreditor and subordination agreement, and is not secured by a pledge.

Future Mezzanine or Subordinate Indebtedness. The borrower may obtain an approved mezzanine loan in a maximum amount of $20,000,000 provided, among other things, (i) no event of default or Trigger Period is then continuing, (ii) the future leasing reserve is drawn down to $12.5 million or less, (iii) the mezzanine loan results in a combined debt yield of no less than 9.00% (iv) the proceeds from the mezzanine loan will be deposited into the mortgage lender’s TI/LC reserve, (v) the combined DSCR is not less than 1.40x on an amortizing basis and (vi) the LTV of the combined loans is not more than 64.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

B-8

130 East Randolph Street & 180 North Stetson Avenue Chicago, IL 60601	Collateral Asset Summary – Loan No. 1 Prudential Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$115,000,000 64.6% 1.30x 8.1%

Chicago
Lake Michigan
Lakemoor
Gurnee
Woodstock
Mundelein
Lake Forest
Lincolnshire
Lakewood
Buffalo Grove
Hoffman Estates
Northbrook
Elgin
Schaumburg
Evanston
St. Charles
Addison
Lincolnwood
Oak Park
Aurora
Wheaton
Cicero
IL
Sugar Grove
Naperville
Downers Grove
Oak Lawn
Bolingbrook
Oswego
Lemont
Whiting
Plainfield
Orland Park
Harvey
Hammond
Gary
Shorewood
Joliet
Homewood
IN
Hobart
Lisbon
Frankfort
Schererville
Merrillville
Elwood
Monee
Prudential Plaza
130 East Randolph Street &
180 North Stetson Avenue
Chicago, IL 60601
STREETERVILLE
RIVER NORTH DISTRICT
THE LOOP
LAKESHORE EAST
Chicago River
Grant Park
Millennium Park
E ONTARIO ST
E OHIO ST
E GRAND AVE
E ILLINOIS ST
E HUBBARD ST
E KINZIE ST
LOWER WACKER DR
W WACKER DR
E WACKER DR
E WATER ST
W LAKE ST
E LAKE ST
W RANDOLPH ST
E RANDOLPH ST
W WASHINGTON ST
E WASHINGTON ST
W MADISON ST
E MADISON ST
W MONROE ST
E MONROE ST
W ADAMS ST
ADAMS ST
E ADAMS ST
W JACKSON BLVD
E JACKSON BLVD
VAN BUREN ST
E VAN BUREN ST
E CONGRESS PKWY
CONGRESS PL DR
N DEARBORN ST
N STATE ST
N WABASH ST
N RUSH ST
N MICHIGAN AVE
N ST CLAIR ST
N WACKER DR
N FRANKLIN ST
N WELLS ST
N LASALLE ST
N CLARK ST
N WABASH AVE
N STETSON AVE
N COLUMBUS DR
S WACKER DR
S FRANKLIN ST
S LASALLE ST
S CLARK ST
S DEARBORN ST
State Street
S WABASH AVE
S MICHIGAN AVE
FEDERAL PARK TER
COLUMBUS DR
Hard Rock
Millenium Center
Embassy Suites
Blooming-Dales
The James Hotel
Cineplex Odeon
Court-Yard
Ontario St Post Office
Chase Chicago
Best Western
Peloure Building
Ft. Dearborn Station Post Office
Comfort Inn
Tokyo Hotel
Hilton Garden Inn
Espn Zone
Homewood Suites
Marriott Chicago Downtown
Michigan Plaza
Grand Ohio Condominiums
Hotel Palomar
Nordstrom
Intercontinental Chicago
Fire Department
Hampton Inn & Suites
Marriott Hotel
CONRAD HOTEL
LAKE SHORE ATHLETIC CLUB
THE TRIBUNE COMPANY
Cityfront Plaza
Nbc Tower
Springhill Suites
Kinzie Hotel
River Plaza Apts
Wrigley Building North Section
Wrigley Building
EQUITABLE BUILDING
University Of Chicago Graduate School Of Business
355 N Clark
Museum Of Broadcast Comm.
Ibm Bldg
Trump Towers
Quaker Tower Office
Westin River North Chicago
House Of Blues
Marina City Apt Towers
Club Quarters
Illinois Center
Hyatt Regency Hotel
Columbus Plaza
Hyatt Regency Annex
Park Millennium
Fairmont Hotel
Lake Shore Athletic Club
Aon Center
225 WEST WACKER DRIVE
Engineering Bldg
Builders Buildings
La Salle-Wacker Building
R. R. Donnelly Building
Leo Burnett
Renaissance Chicago Dwtn
Unitrin
Com Ed.
Harold Washington College
333 Wacker Drive
Century Tower Condos
200 N Lasalle
Loop Trans. Center
Leo Burnett Bldg
191 N Wacker Drive
James R. Thompson Center/ State Of Illinois Center
Goodman Theatre
State Lake Bldg
Chicago Theater Building
Mill Park Plaza
SHOWMEN'S LEAGUE OF AMERICA
Illinois Superior Court Building
Randolph Tower
WALGREENS
Chicago Title Trust Co. Building
Oriental Theatre
Joffrey Tower
Gallery 37
Stone Building
123 N Wacker Building
AMERITECH BUILDING
Allegro Hotel/ Palace Theatre
City Hall/ Cook County Courthouse
Richard J. Daley Center
Macy's (Marshall Field's)
The Heritage At Millenium Park
Cultural Center
General Growth Building
101 N WACKER BUILDING
Concord City Centre
100 N La Salle Building
Garland Building
Harris Theater
Jay Pritzker Pavilion
Civic Opera House
At&t Franklin Building
The Mamon Building
The Heller Building
Burnham Center
Chicago Temple
Cook County Admin
Hotel Burnham
Old Navy
Stevens Building
Pittsfield Building
Michigan Blvd Bldg
Illinois State Med Society
Great Lawn
Cloud Gate Sculpture
Ubs Tower
One North Franklin
Madison Plaza
Two North Lasalle
Aveon-Dale Ctr
First National Plaza
State Madison Building
One North State Bldg
6 North Michigan
Chicago Mercantile Exchange Center
One South Wacker
Jewish Fed. Of Chicago
181 West Madison
Otis Bldg
Loop Ctr Bldg
Roanoke Bldg
Two First Natl. Plaza Bldg
Chase Bank
Chicago Bldg
Heyworth Bldg
Silversmith Hotel
Sullivan Center
Carson, Pirie, Scott & Co.
Mallers Bldg
Jeweler's Bldg
Willoughby Tower
Roosevelt University
The Gage Group
Griffith's Building
Sharp Bldg
University Club
Hyatt Center
230 W Monroe Bldg
200 W Monroe Bldg
The Northern Trust Co.
The Equitable Building
Harmon Bldg
Lurie Garden
La Salle Bank
Harris Trust And Savings Bldg
Delaite
At&t Building
Midwest Stock Exchange
The Harris Bldg
Harris Bank
Bell Savings Bldg
55 West Monroe
33 West Monroe
Singer Bldg
Palmer House Hilton
Monroe Bldg
Art Institute
Lakeview Bldg
Mid-Cont Plaza
Peoples Gas Bldg
150 S Wacker Bldg
Northern Building
300 W Adams Bldg
Usg Bldg
Bank Of America Bldg
W Hotel
La Salle Bank Bldg
Edison Bldg
Marquette Building
Citadel Center
Baker's Shoes
30 E Adams Bldg
The Art Institute Of Chicago
200 S Wacker Bldg
Willis Tower
208 S La Salle Building
Rookery Building
Bankers Building
2 First National Plaza
Berghoff
Dirksen Building/ Federal Center
Cvs
Chicago Symphony Orchestra
Borg-Warner Bldg
Symphony Center
Pakula Bldg
Atlas Bldg
250 S Wacker Bldg
City Of Chicago College
Contl. Bank Bldg
Federal Reserve Bank Building
Bank Of America
Kluczynski Bldg
Lytton Bldg
Stark Bldg
Santa Fe Bldg
Cdm Center
Brooks Building
209
Insurance Exchange Building
Chicago Board Of Trade
Trans-union Building
Union League Club
Monadnock
Rothschild Bldg
De Paul Law School
55
Metro-Politan Tower
311 S Wacker Building
Chicago Board Of Trade Annex
Ralph H. Metcalfe Federal Bldg
The Standard Club
De Paul Center
Fisher Building
Pritzger Park
Goldblatts Bldg
Cna Plaza
Mccormick Bldg
Trader Building
Metro Correctional Facility
Old Colony Bldg
Buckingham Bldg
Chicago Club
Unicom
Dixon Building
Chicago Board Of Options Exchange
Telegraph Building
Federal Parking Facility
Manhattan Building
Harold Washington Library Center
Robert Morris Center
Herman Crown Center
Fine Arts Bldg
Chicago Fire Dpt
One Financial Place
La Salle St Station
Youth Hostel
Roosevelt University
290

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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